Exhibit 10.41

                              EMPLOYMENT AGREEMENT

This Employment Agreement, dated as March 22, 2002 (this "Agreement"), is by and between American Home Mortgage Holdings, Inc., a Delaware corporation having a place of business at 520 Broadhollow Road, Melville, NY (the "Company"), and Wade Hotsenpiller, 509 Warren Avenue, Front Royal, Virginia 22630 (the "Executive").

            Whereas the Company wishes to assure itself of the services of the Executive, and the Executive desires to be employed by the Company, upon the terms and conditions hereinafter set forth.

            Now, Therefore, the Company and the Executive hereby agree as follows:

            1. Employment. The Company agrees to employ the Executive, and the Executive hereby accepts such employment by the Company during the term set forth in Section 2 and on the other terms and conditions of this Agreement,

            2. Term. The term of this Agreement shall commence on April 8, 2002, and shall continue until four weeks after the resignation or discharge of the Executive.

            3. Position, Duties and Responsibilities, Rights.

            (a) During the term of this Agreement, the Executive shall serve as, and be elected to and hold the office and title of Chief Compliance Officer and Corporate Auditor of the Company. As such, the Executive shall report only to the Chief Executive Officer of the Company (the "CEO") and the Board of Directors of the Company, and shall have all of the powers and duties usually incident to the office of Chief Compliance Officer and Corporate Auditor of the Company.

            (b) During the term of this Agreement, the Executive agrees to devote substantially all the Executive's time, efforts and skills to the affairs of the Company during the Company's normal business hours, except for vacations, illness and incapacity, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods to (i) manage the Executive's personal investments, (ii) participate in professional, educational, public interest, charitable, civic or community activities, including activities sponsored by trade organizations, and (iii) serve as a director or member of an advisory committee of any corporation not in competition with the Company or any of its subsidiaries, or as an officer, trustee or director of any charitable, educational, philanthropic, civic, social or industry organizations, or as a speaker or arbitrator; provided, however, that the performance of the Executive's duties or responsibilities in any of such capacities does not materially interfere with the regular performance of the Executive's duties and responsibilities hereunder.

            4. Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be based at its principal executive offices which are currently located in Melville, NY, and shall not be required to be absent therefrom on travel status or otherwise for more than a reasonable time each year as necessary or appropriate for the performance of the Executive's duties hereunder.

            5. Compensation.

            (a) During the term of this Agreement, the Company shall pay the Executive, and the Executive agrees to accept a base salary at the rate of not less than $ 150,000,00 per year (the annual base salary as increased from time to time during the term of this Agreement being hereinafter referred to as the "Base Salary"). The Base Salary shall be paid in installments no less frequently than monthly. Any increase in Base Salary or other compensation shall not limit or reduce any other obligation of the Company hereunder, and once established at an increased specified rate, the Executive's Base Salary hereunder shall not thereafter be reduced.

            (b) During the term of this Agreement, the Company shall, after the close of each calendar year, pay the Executive an objective achievement bonus, the amount of which will be determined by the CEO. To determine the amount of the objective achievement bonus for a given year, the CEO will consider whether the Executive achieved the objectives set forth in the Executive's business plan for that calendar year. If the CEO determines that all of the objectives were achieved, the CEO will award the Executive an objective achievement bonus to a maximum of 10% of base salary. If some, but not all of the objectives were achieved, the CEO will award a lesser objective achievement bonus. Objective achievement bonuses for a given year will be paid no later than the last day of February of the succeeding year,

            (c) During the term of this Agreement, the Company shall pay the Executive a management evaluation bonus the amount of which will be determined by the CEO. The amount of the management evaluation bonus will be targeted at 10% of base salary, but may be a greater or lesser amount. The CEO will determine the actual amount of the management evaluation bonus for a given year based on the CEO's evaluation of the Executive's overall performance during the year. Management evaluation bonuses for a given year will be paid no later than the last day of February of the succeeding year.

            (d) The Executive will not be entitled to any unpaid bonuses if this Agreement is terminated.

            (e) During the term of this Agreement, the Executive shall be entitled to fringe benefits, in each case at least equal to and on the same terms and conditions as those attached to the Executive's office on the date hereof, as the same may be improved from time to time during the term of this Agreement, as well as to reimbursement, upon proper accounting, of all reasonable expenses and disbursements incurred by the Executive in the course of the Executive's duties. The Executive will be provided the specific benefits and relocation plan set forth on the addendums attached hereto. The Executive agrees to reimburse the Company for amounts it paid to relocate the Executive if the Executive resigns or is terminated for gross misconduct within one year of the Executive commencing employment hereunder.

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

            6. Termination of Employment. The employment created hereby is at will. The Company may terminate this Agreement by discharging the Executive. The Executive may terminate this Agreement by resigning. Discharge or resignation may be for any reason or for no reason. If the company chooses to discharge the Executive, it will deliver a letter of discharge pursuant to the notice provisions of Section 10. If the Executive chooses to resign, the Executive will deliver a letter of resignation pursuant to the notice provisions of Section 10.

            7. Change of Control. Not withstanding anything to the contrary herein, if any person or entity acquires more than 50% of the voting stock of the Company during the first year of the Executive's employment hereunder, the Company will notify the Executive pursuant to the provisions of Section 10 hereof that a new majority owner exists. In such case, the Executive will have sixty days to elect to terminate this Agreement due to the change of control by resigning pursuant to Section 6 hereof. If the Executive so elects, within the prescribed timeframe, the Company will pay the Executive severance of 75,000.00. This section 7 shall survive the termination of this Agreement.

            8. Entire Agreement; Amendment.

            (a) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all other agreements between the parties with respect to the subject matter hereof.

            (b) Any amendment of this Agreement shall not be binding unless in writing and signed by both (i) the CEO and (ii) the Executive.

            9. Enforceability. In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or enforceability shall not affect the validity or enforceability of any other provision of this Agreement.

            10. Notices. All notices which may be necessary or proper for either the Company or the Executive to give to the other shall be in writing and shall be sent by hand delivery, registered or certified mail, return receipt requested or overnight courier, if to the Executive, to him at 509 Warren Avenue, Front Royal, Virginia 22630 and, if to the Company, to it at its principal executive offices at 520 Broadhollow Road, Melville, NY 11747, Attention: Human Resources Officer, with a copy to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attention: Louis Bevilacqua, Esq., and shall be deemed given when sent. Either party may by like notice to the other party change the address at which it is to receive notices hereunder.

            11. Non-Disparagement, Non-Solicitation, Confidential Information. The Company and the Executive agree that neither will disparage the other and that their representatives will not disparage either party hereto. The Executive agrees that for a period of six months following the termination of this Agreement, the Executive will not solicit any employee of the Company to leave the Company or hire any employee of the Company. The Company and the Executive agree to keep the terms of this Agreement confidential except that the Executive may divulge the terms of this Agreement to the Executive's spouse, attorney, financial advisor and accountant provided they agree to keep the terms of this Agreement confidential. The Executive agrees to protect, not disclose, and not use for the Executive's benefit any confidential information or trade secrets belonging to the Company, including information regarding proprietary procedures and techniques, accounts, or personnel (excepting information that was already disclosed by the Company or otherwise was made public other than by breach of this Agreement by the Executive). The preceding two sentences shall not apply to disclosures required due to the laws or regulations of governments, or the orders of courts having jurisdiction over the Company and the Executive. This Section 11 shall survive the termination of this Agreement.

            12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE ENFORCEABLE IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                       American Home Mortgage Holdings, Inc.




                                       By:
                                           ------------------------------------
                                           Name:  Michael Strauss
                                           Title: Chief Executive Officer




                                           ------------------------------------
                                           Wade Hotsenpiller            Date

     ADDENDUM ONE TO THE EMPLOYMENT AGREEMENT BETWEEN AMERICAN HOME MORTGAGE
               HOLDINGS AND WADE HOTSENPILLER DATED MARCH 22, 2002


                     AMERICAN HOME MORTGAGE BENEFITS PACKAGE

                                     HEALTH

OXFORD HEALTH PLAN (FREEDOM), PROVIDER IS SUBJECT TO CHANGE Eligible 30 days from day of hire

                            EMPLOYEE COST PER MONTH:

                           Single:         Free
                           With Spouse:    $278.46
                           With Child:     $202.56
                           Family:         $465.64
______________________________________________________________________________

                                     DENTAL

DELTA DENTAL - DMO, PROVIDER IS SUBJECT TO CHANGE Eligible 30 days from day of hire

                            EMPLOYEE COST PER MONTH:

                           Single:         $16.53
                           Family:         $38.62

                               DELTA DENTAL - PPO
                           Single:         $23.80
                           E+S:            $42.00
                           Family:         $62.30
______________________________________________________________________________

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______________________________________________________________________________

401(K) -- MERRILL LYNCH, PROVIDER IS SUBJECT TO CHANGE

Employee contribution 1-15%

No employer match Eligible 90 days from day of hire

Quarterly enrollments:  Jan -- April -- July -- Oct

______________________________________________________________________________

Voluntary LIFE/LTD Insurance

                                  EMPLOYEE-PAID

Eligible first of the month following 30-day waiting period.

______________________________________________________________________________

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

         ADDENDUM TWO TO THE EMPLOYMENT AGREEMENT BETWEEN AMERICAN HOME
          MORTGAGE HOLDINGS AND WADE HOTSENPILLER DATED MARCH 22, 2002


                           EMPLOYEE RELOCATION PROGRAM

The following represents American Home Mortgage's Relocation Program. You will be eligible for expense reimbursement based on the criteria specified below:

      o Real estate broker's commissions up to a maximum of the lesser of 6% or $35,000.

      o No fee points/Reduced interest rate mortgage. Fees will be waived except that you are responsible for customary third party fees.

      o We will cover temporary housing expenses for a period not to exceed 60 days while you transition to permanent housing. We will assist also you in securing temporary housing in the area.

      o You are responsible for securing a household moving vendor. American Home Mortgage will cover the cost of this move up to a maximum of $7,500.

      o American Home will reimburse travel expenses associated with returning to your home twice per month so long as travel is on a "Super Saver" fare ticket. Travel reimbursement will be paid for up to 90 days.

______________________________________________________________________________

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